AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 11,2003

                              Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                BRT REALTY TRUST
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
                                  -------------
         (State or Other Jurisdiction of Incorporation or Organization)
                                     2755856
                                     -------
                       (I.R.S. Employer Identification No.)

    60 CUTTER MILL ROAD, GREAT NECK, NY                             11021
    -----------------------------------------------------------------------
   (Address of Principal Executive Offices)                      (Zip Code)

                                BRT REALTY TRUST
                               2003 INCENTIVE PLAN
                               -------------------
                            (Full Title of the Plan)

                                 Simeon Brinberg
                                BRT REALTY TRUST
                               60 CUTTER MILL ROAD
                              GREAT NECK, NY 11021
                              --------------------
                     (Name and Address of Agent for Service)

                                 (516) 466-3100
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)



CALCULATION OF REGISTRATION FEE

                                                                  Proposed                Proposed
Title of Each                                                      Maximum                  Maximum           Amount of
Class of Securities                 Amount to be                  Offering                 Aggregate         Registration
to be Registered                    Registered(1)            Price Per Share(2)         Offering Price           Fee
----------------                    -------------            ------------------         --------------           ---

Shares of Beneficial
Interest,$3.00 par value               350,000                    $14.03                  $4,910,500           $392.84

-----------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of Shares of Beneficial Interest reserved for issuance in connection with awards under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) (1) promulgated under the Securities Act of 1933 and based upon the average high and low price of Beneficial Shares on the New York
Stock Exchange on April 8, 2003.

                               Explanatory Note
                               ----------------

This Registration Statement covers 350,000 Shares of Beneficial Interest reserved by Registrant in connection with awards under the Registrant's 2003 Incentive Plan (the "Plan"). Pursuant to the Note to Part I of Form S-8, the plan information specified in Part I of Form S-8 to be contained in a Section 10(a) prospectus to the distributed to each award recipient is not being filed with the Securities and Exchange Commission (the "SEC"). Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.


                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 have previously been, or will be, sent or given to the participants under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by BRT Realty Trust, a real estate investment trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), with the SEC and are incorporated herein by reference (File No 1-7172):

         1. Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

         2. Quarterly Report on Form 10-Q for the three months ended December 31, 2002; and

         3. The description of the Trust's Shares of Beneficial Interest, $3.00 par value, contained in Registration Statement on Form 8-A filed on December 10, 1987.

In addition, all documents filed subsequent to the date hereof by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.


Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Simeon Brinberg and Mark H. Lundy, members of the firm of Brinberg & Lundy, which firm has provided an opinion with respect to the shares being registered by this Registration Statement, are officers and shareholders of the Trust and have been granted awards under the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Declaration of Trust of BRT Realty Trust, as amended, provides that BRT Realty Trust shall indemnify each Trustee, officer, employee and agent against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceedings by BRT Realty Trust or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a Trustee, officer, employee or agent; provided, however, there shall be no indemnification with respect to any matter as to which the person seeking indemnification shall have been adjudicated to have acted in bad faith or with wilfull misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of BRT Realty Trust and further provided, that as to any matter disposed of by a compromise payment by the person seeking indemnification, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless such a compromise shall be approved as in the best interests of BRT Realty Trust by a majority of the disinterested Trustees or unless BRT Realty Trust shall have received a written opinion from independent legal counsel to the effect that such person appears to have acted in good faith in the reasonable belief that his action was in the best interests of BRT Realty Trust. Subject to the proviso clauses, and except for expenses not reasonably incurred, the Declaration of Trust of BRT Realty Trust is intended to provide for indemnification of Trustees, officers, employees and agents to the fullest extent provided by law.

                  The foregoing reference is subject to the complete text of the Trust's Declaration of Trust, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index

ITEM 9.  UNDERTAKINGS.

(a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York, on this 9th day of April, 2003.

                                         BRT REALTY TRUST


                                         s/Jeffrey Gould
                                         ---------------
                                         Jeffrey Gould, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Gould, with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                         Title                       Date

s/Fredric H. Gould             Chairman of the Board             April 9, 2003
------------------


s/Jeffrey Gould                President, Chief Executive        April 9, 2003
------------------
                               Officer (principal executive
                               Officer) and Trustee

s/Patrick J. Callan            Trustee                           April 9, 2003
-------------------


s/Matthew Gould                Trustee                           April 9, 2003
---------------


s/Herbert C. Lust II           Trustee                           April 9, 2003
--------------------


s/David Herold                 Trustee                           April 9, 2003
--------------


s/Arthur Hurand                Trustee                           April 9, 2003
---------------


s/Gary Hurand                  Trustee                           April 9, 2003
-------------


s/George Zweier                Vice President and                April 9, 2003
---------------
                               Chief Financial Officer
                               (principal and accounting
                                financial officer)

                                 EXHIBIT INDEX.

Exhibit No.
4.1            BRT Realty Trust 2003 Incentive Plan
4.2            Form of Common Stock Certificate
5.1            Opinion of Brinberg & Lundy
23.1 Consent of Brinberg & Lundy (included in its opinion filed as Exhibit 5.1 Hereto)
23.2           Consent of Ernst & Young LLP, independent auditors
24.1 Powers of Attorney (included on the signature page of this Registration Statement)

                                   EXHIBIT 4.1
                                BRT REALTY TRUST
                               2003 INCENTIVE PLAN

1. Purpose. The purpose of the BRT Realty Trust 2003 Incentive Plan is to advance the interests and promote the success of BRT Realty Trust by providing an opportunity to selected employees, officers, trustees and consultants of the Trust to purchase shares of beneficial interest $3.00 par value, of the Trust and to receive stock awards provided for in the Plan. By encouraging such share ownership, the Trust seeks to attract, retain and motivate employees, officers, trustees, and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives: (a) Non-statutory Stock Options; (b) Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; and (c) Restricted Shares.

2. Definitions. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

      "Affiliate" of the Trust means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Trust.

      "Agreement" means a stock option agreement, Restricted Shares agreement, or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

      "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Trust) shall approve (i) any consolidation or merger of the Trust, or binding share exchange, pursuant to which Beneficial Shares would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the holders of Beneficial Shares of the Trust immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving entity immediately after such transaction,
      (ii) any merger, consolidation, or binding share exchange to which the Trust is a party as a result of which the Persons who are holders of Beneficial Shares of the Trust immediately prior thereto have less than a majority of the combining voting power of the outstanding capital stock of the surviving entity ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (directors) immediately following such merger, consolidation, or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Trust, or (iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Trust.

      "Award" means a grant of Options and/or Restricted Shares under this Plan.

      "Beneficial Shares" means shares of beneficial interest, $3.00 par value of the Trust.

      "Board" means the Board of Trustees of the Trust.

      "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the Trustees then still in office who were Trustees at the beginning of the period.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

      "Committee" means the committee of the Board appointed to administer the Plan.

      "Control Purchase" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, or any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust) shall purchase any Beneficial Shares of the Trust (or securities convertible into Beneficial Shares of the Trust) for cash, securities, or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 20% or more of the combined voting power of the then outstanding securities of the Trust ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Trust's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (i) the Chairman of the Board and the President as of December 15, 2002, and (ii) the respective family members, estates, and heirs of an Exempt Person and any trust or other investment vehicle for the primary benefit of any Exempt Person or their family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings, and lineal descendants of such Person and lineal descendants of siblings.

      "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

      "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      "Effective Date" means March 24, 2003, the date on which the shareholders of the Trust approved the Plan and the date on which the Plan became effective.

      "Equity Security" shall have the meaning ascribed to such term in Section 3(a) (11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

      "Fair Market Value" of Beneficial Shares on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Beneficial Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the principal national securities exchange on which Beneficial Shares are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a Beneficial Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

      "Holder" means a Person who has received an Award under this Plan.

      "Incentive Stock Option" means an Option intended to meet the requirements of Section 422 of the Code.

      "Nasdaq" means The Nasdaq Stock Market

      "Non-statutory Stock Option" mean an option not intended to meet the requirements of Section 422 of the Code.

      "Option" means either Incentive Stock Options meeting the requirements of
      Section 422 of the Code or Non-statutory Stock Options which are not intended to meet the requirements of Section 422 of the Code.

      "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

      "Plan" means this BRT Realty Trust 2003 Incentive Plan.

      "Restricted Shares" means Beneficial Shares awarded pursuant to paragraph 9 which are subject to a Restriction Period.

      "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

      "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital, or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

      "Trust" means BRT Realty Trust, a Massachusetts Business Trust.

      "Vesting Date", with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

3. Shares Subject to the Plan. (a) The maximum number of Beneficial Shares with respect to which Awards may be granted under the Plan shall not exceed 350,000 Beneficial Shares, subject to adjustment as provided in paragraph 3(b) hereof. Any Beneficial Share subject to an Award which for any reason (i) expires, is cancelled or is forfeited prior to becoming vested, or (ii) is terminated unexercised, shall again be available for purposes of the Plan. The Beneficial Shares delivered pursuant to Awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Trust, including shares purchased in the open market.

(b) If the Trust subdivides its outstanding Beneficial Shares into a greater number of Beneficial Shares (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding Beneficial Shares into a smaller number of Beneficial Shares (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Beneficial Shares, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by paragraph 10(b) affects any Beneficial Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Beneficial Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Beneficial Shares and otherwise the terms of such Award, including in the case of Options or similar rights, the total exercise price shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this paragraph 3(b).

4. Administration. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for and in addition to members previously appointed and may fill vacancies and may remove members of the Committee. All of the members of the Committee must be Trustees of the Trust. Notwithstanding the foregoing, the Board may at any time exercise all rights, duties and responsibilities of the Committee, but excluding matters which under any applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act or Section 162(m) of the Code (to the extent the Committee intends that such matter qualify thereunder), are required to be determined in the sole discretion of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe and interpret the Plan and any Agreement or instrument entered into under the Plan, and to establish, amend and rescind rules and regulations for its administration; to accelerate the vesting or exercisability of any Award; to amend the terms and conditions of any outstanding Award (subject to the provisions of paragraph 10(j); or to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time such offer is made. Any decisions made by the Committee pursuant to the authority granted to it hereunder shall be final and binding on the Trust, the participants and all other persons. The Committee shall have the power and authority to grant to eligible Persons under paragraph 5 of the Plan Options and/or Restricted Shares, to determine, the terms and conditions of all Awards so granted (which need not be identical), including, the Persons to whom Awards shall be granted, and the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee shall take into account the nature of the services rendered by the employees, officers, trustees or consultants, their present and potential contributions to the success of the Trust and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

5. Eligible Persons. In its sole discretion, the Committee may grant (i) Incentive Stock Options, Non-statutory Stock Options and Restricted Shares, or any combination of the foregoing, to such employees, officers, Trustees and consultants providing services to the Trust or its Subsidiaries as are selected by the Committee. The maximum number of Beneficial Shares with respect to which Options may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 25,000 Beneficial Shares, and the maximum number of Beneficial Shares with respect to which all other Awards may be granted to any otherwise eligible Person under this Plan during any calendar year shall be 20,000, in each case, subject to adjustment as provided in Paragraph 3(b) hereof.

6. Duration of the Plan. The Plan shall terminate when all Beneficial Shares that may be made subject to Awards under the Plan have been acquired or, in the case of Incentive Stock Options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to paragraph 10(j) hereof, and no Awards may be granted thereafter.

7. Stock Options. (a) Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the number of Beneficial Shares subject to such Options, and, subject to paragraph 7(b), the purchase price of the Beneficial Shares subject to such Option.

         (b) The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and subject to paragraph 8 hereof may be more than, less than, or equal to the Fair Market Value of the Beneficial Shares subject to the Option as of the date the Option is granted.

         (c) Subject to the provisions of the Plan with respect to death, retirement, and termination of employment and subject to paragraph 8 hereof, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

         (d) An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

         (e) (i) An Option shall be exercised by written notice to the Trust upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by paragraph 10(l) shall be determined by the Committee and may consist of (A) cash, (B) check, (C) whole Beneficial Shares, or (D) any combination of the foregoing methods of payment. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(ii) Unless otherwise determined by the Committee and provided in the applicable Agreement, any Beneficial Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Beneficial Shares withheld for payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(iii) The Trust shall effect the issuance or transfer of the Beneficial Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price thereof and of any amounts required by paragraph 10(l), and within a reasonable time thereafter, such issuance or transfer shall be evidenced on the books of the Trust. Unless otherwise determined by the Committee and provided in the applicable Agreement, (A) no Holder or other Person exercising an Option shall have any of the rights of a shareholder of the Trust with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (B) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

         (f) Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

8. Restrictions on Options. (a) The aggregate Fair Market Value of the Beneficial Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a Non-statutory Stock Option pursuant to
Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Trust or any parent or Subsidiary of the Trust which is also intended to comply with the provisions of
Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which Incentive Stock Options may be granted under all such plans.


(b) Subject to the conditions in paragraph 8(c) hereof, if applicable, the purchase price per share payable upon the exercise of each Incentive Stock Option granted hereunder shall be as determined by the Committee in its discretion, and shall be at least 100% of the Fair Market Value on the date of grant.

(c) If any participant is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Trust or any parent or Subsidiary of the Trust, then the option price per share subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value, and the term of the option shall not exceed five years after the date of such grant.

(d) The purchase price per share payable upon the exercise of each non-statutory Option granted hereunder shall be determined by the Committee in its discretion, and shall be at least 85% of the Fair Market Value on the date of grant.

9. Restricted Shares. (a) Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted awards of Restricted Shares, and shall determine the time when each such Award shall be granted. Beneficial Shares covered by awards of Restricted Shares will be issued at the beginning of the Restriction Period. The Committee shall designate the Vesting Date or Vesting Dates for each award of Restricted Shares, and may prescribe other restrictions, terms, and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this paragraph 9(a) shall be specified in the Agreement.

(b) The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Trust or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Trust of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

(c) Restricted Shares shall constitute issued and outstanding Beneficial Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain cash dividends and cash distributions, paid or distributed on such Restricted Shares, and to exercise all other rights, powers, and privileges of a Holder of Beneficial Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived;
(ii) the Trust or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in paragraph 9(b) above; (iii) other than cash dividends and cash distributions as provided in this paragraph 9(c) above and as the Committee may designate, the Trust or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms, or conditions provided in the plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Restricted Distributions with respect thereto.

(d) On the Vesting Date with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms, and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, and
(ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, and Retained Distributions, that shall not become vested shall be forfeited to the Trust, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions, that shall have been so forfeited.

10. General Provisions. (a) If a Holder's employment or other relationship with the Trust shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested.

(b) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule, or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Beneficial Shares may be changed, converted, or exchanged in connection with the Approved Transaction.

(c) If a Holder's employment shall terminate prior to the complete exercise of an Option or during the Restriction Period with respect to any Restricted Shares, then such Option shall thereafter be exercisable, and the Holder's rights to any unvested Restricted Shares and Retained Distributions, shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option may be exercised after the scheduled expiration date thereof; (ii) the Option shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of paragraph 10(d).

(d) If a Holder's employment with the Trust or a Subsidiary of the Trust shall be terminated by the Trust or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include, but not limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity); provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options shall immediately terminate and
(ii) such Holder's rights to all Restricted Shares and Retained Distributions, shall be forfeited immediately.

(e) Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Trust or any Subsidiary of the Trust.

(f) Nothing contained in the Plan or in any Award, and no action of the Trust or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Trust or any of its Subsidiaries or interfere in any way with the right of the Trust or any Subsidiary of the Trust to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Trust or any Subsidiary of the Trust.

(g) Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefits.

(h) Each grant of an Option under the Plan shall be evidenced by a stock option agreement; and each award of Restricted Shares shall be evidenced by a restricted shares agreement; each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Trust. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Trust or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by paragraph 10 (j) (ii).

(i) Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person.

(j) (i) Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

         (ii) No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal, or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (A) accelerate the time or times at which the Award may be exercised and/or (B) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefore, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this paragraph 10(j)(ii) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

(k) The obligation of the Trust with respect to Awards shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Beneficial Shares may be listed or quoted. For so long as any Beneficial Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect until the Securities Act of 1933 with respect to all Beneficial Shares that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

(l) The Trust's obligation to deliver Beneficial Shares or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of an Award, upon the exercise of any Option or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares may, in the discretion of the Committee, be paid in Beneficial Shares already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Trust of, all such federal, state and local taxes required to be withheld by the Trust, then the Trust shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Trust with respect to such Award.

(m) The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(n) By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program, or policy of the Trust or any Subsidiary of the Trust. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any Subsidiary of the Trust.

(o) Neither the Trust nor any Subsidiary of the Trust shall be required to segregate any cash or any Beneficial Shares which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Trust. Neither the Trust nor any Subsidiary of the Trust shall, by any provisions of the Plan, be deemed to be a trustee of any Beneficial Shares or any other property, and the liabilities of the Trust and any Subsidiary of the Trust to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, or beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable Subsidiary of the Trust as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Trust under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(p) The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusettes.

(q) The delivery of any Beneficial Shares and the payment of any amount in respect of an Award shall be for the account of the Trust or the applicable Subsidiary of the Trust, as the case may be, and any such delivery or payments shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Paragraph 10(l).

(r) Each certificate evidencing Beneficial Shares subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions, or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Trust has received an opinion of counsel, acceptable to the Trust, that such disposition will not violate any federal or state securities laws.

(s) The grant of Awards pursuant to the Plan shall not affect in any way the right of power of the Trust to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.


EXHIBIT 4.2
NUMBER
BU
  ---------------------------          THIS CERTIFICATE HAS BEEN EXECUTED BY TRUSTEES OR OFFICERS OF
                                       BRT REALTY TRUST (THE "TRUST") IN THEIR REPRESENTATIVE CAPACITIES
                                       UNDER THE DECLARATION OF TRUST OF BRT REALTY TRUST DATED JUNE 16,
                                       1972, AS AMENDED FROM TIME TO TIME, AND NOT INDIVIDUALLY.  THE
                                       OBLIGATIONS HEREUNDER ARE NOT BINDING ON, NOR SHALL RESORT BE HAD
                                       TO THE PRIVATE PROPERTY OF, ANY OF THE TRUSTEES, THEIR EMPLOYEES
                                       OR THE SHAREHOLDERS OF THE TRUST INDIVIDUALLY, BUT ONLY UPON THE
                                       TRUSTEES AS TRUSTEES AND UPON THE TRUST PROPERTY.


CERTIFICATE FOR SHARES                                              ---------------------- SHARES
OF BENEFICIAL INTEREST
$3 PAR VALUE                                                        CUSIP 055645 30 3
                                                                    See reverse for certain definitions
FORMED UNDER THE LAWS OF THE
COMMONWEALTH OF MASSACHUSETTS


BRT REALTY TRUST


This Certifies that
is the registered holder of


  FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST $3 PAR VALUE IN

         BRT Realty Trust (The "Trust"), a Massachusetts voluntary association established by a Declaration of Trust dated June 16, 1972, as amended from time to time, a copy of which, together with all amendments thereto (the "Declaration") is on file with the Secretary of The Commonwealth of Massachusetts. The provisions of the Declaration are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety, to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. SEE REVERSE FOR EXISTENCE OF REDEMPTION AND PROHIBITION OF TRANSFER PROVISIONS GOVERNING THE SHARES REPRESENTED BY THIS CERTIFICATE. This certificate and the shares represented hereby are negotiable and transferable on the books of the Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed or assigned to the same extent as a stock certificate for the shares of a Massachusetts business corporation. This certificate is issued by the Trustees of BRT Realty Trust, acting not individually but as Trustees, and is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Trust and the facsimile [SEAL ] signatures of its duly authorized officers.

Dated:

          Secretary                                     President

                                BRT REALTY TRUST

    PROVISIONS RELATING TO REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES.
    ------------------------------------------------------------------------

         IF NECESSARY TO EFFECT COMPLIANCE BY THE TRUST WITH CERTAIN REQUIREMENTS OF THE INTERNAL REVENUE CODE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REDEMPTION BY THE TRUSTEES OF THE TRUST AND THE TRANSFER THEREOF MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE. TO ENABLE THE TRUSTEES TO DETERMINE WHETHER ACTUAL AND CONSTRUCTIVE OWNERSHIP OF SHARES OF THE TRUST IS IN CONFORMITY WITH SUCH REQUIREMENTS, EACH HOLDER OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE SHALL UPON DEMAND DISCLOSE TO THE TRUSTEES IN WRITING SUCH INFORMATION AS THEY MAY DEEM NECESSARY FOR SUCH PURPOSE.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  - as tenants in common                    UNIF GIFT MIN ACT --                    Custodian
                                                                                                 ---------------
                                                                                               (Cust)       (Minor)
         TEN ENT  - as tenants by the entireties                                          under Uniform Gifts to Minors

         JT TEN   - as joint tenants with right of
                    Survivorship and not as tenants                                       Act
                    in common                                                             --------------------------
                    Additional abbreviations may also be used though not in the                     (State)
                    above list.

    FOR VALUE RECEIVED                    hereby sell(s), assign(s), and transfer(s) unto
    -------------------------------------------------------------------------------------
      PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF NEW OWNER
      --------------------------------------

      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------
      PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------Shares of
      Beneficial Interest represented by the within Certificate, hereby irrevocably constituting and appointing

      -----------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------Attorney
      to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

      Dated,
            ----------------------------
                   (Sign here)
                                          -------------------------------------
                                          NOTICE: THE SIGNATURE TO THIS
                                          ASSIGNMENT MUST CORRESPOND WITH THE
                                          NAME AS WRITTEN UPON THE FACE OF
                                          THE CERTIFICATE IN EVERY PARTICULAR,
                                          WITHOUT ALTERATION OR ENLARGEMENT,
                                          OR ANY CHANGE WHATEVER.




                                   Exhibit 5.1

                                BRINBERG & LUNDY
                               60 CUTTER MILL ROAD
                                    SUITE 303
                              GREAT NECK, NY 11021
                            Telephone (516) 466-3100
                            Facsimile: (516) 466-3132

                                                            April 9, 2003




BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, NY  11021

                                    RE:     2003 INCENTIVE PLAN
                                            REGISTRATION STATEMENT on FORM S-8
                                            ----------------------------------
Gentlemen:

         In our capacity as counsel to BRT Realty Trust, a Massachusetts business trust ("BRT"), we have been requested to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed by BRT with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 350,000 shares (the "Shares") of Beneficial Interest, $3.00 par value, issuable upon the grant of awards under the 2003 Incentive Plan of BRT Realty Trust, (the "Plan").

         In furnishing our opinion, we have examined the Declaration of Trust of BRT, as amended, the By-Laws of BRT, and such other instruments and documents as we have deemed relevant and necessary as the basis for our opinion expressed herein. We have examined originals or certified, conformed, or photostatic copies of all documents, the authenticity of which has been established to our satisfaction. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issuable as a result of awards granted under the Plan have been duly authorized and, when paid for and issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         Simeon Brinberg and Mark H. Lundy, members of this firm, are officers and shareholders of BRT and have been granted awards under the Plan.

         We hereby consent to use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Brinberg & Lundy
                                     --------------------

                               Exhibit 23.2
                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BRT Realty Trust 2003 Incentive Plan of our report dated December 9, 2002, with respect to the consolidated financial statements and schedule of BRT Realty Trust included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                                     s/Ernst & Young LLP
                                                     -------------------

New York, New York
April 11, 2003